Exhibit 23.1

Consent of Independent Auditors

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated June 10, 2003 included in this Form 11-K, into the Company’s previously filed Registration Statements on Form S-8 (Nos. 333-79817, 333-17265, 333-09981 and 333-09977).

JAFFE, KAUFMAN & SARBEY, LLC
Fort Lauderdale, Florida

June 30, 2003